EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We  hereby  consent  to  the  incorporation  by  reference  in  the Registration
Statements on Form S-3 (File No. 333-63480) and Forms S-8 (File Nos. 33-26694, 33-56557, 333-88391, 333-57912, and 333-68180) of Constellation Brands, Inc. of
our report dated March 6, 2003, except for notes 37 and 38 for which the date is April 23, 2003, relating to the financial statements of BRL Hardy Limited, which appears in the Current Report on Form 8-K/A of Constellation Brands, Inc. dated March 27, 2003.

/s/ PricewaterhouseCoopers

Adelaide, Australia
June 9, 2003